Exhibit 10.161

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT dated as of December 10, 2007 (the “Agreement”), is executed by and between INLAND AMERICAN ST PORTFOLIO, L.L.C., a Delaware limited liability company (“Inland ST”) and INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C., a Delaware limited liability company (“Inland FL”; Inland ST and Inland FL are each a “Borrower” and together the “Borrowers”), which have their chief executive office located at 2901 Butterfield Road, Oakbrook, Illinois 60523, and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”), whose address is 135 South La Salle Street, Chicago, Illinois 60603.

R E C I T A L S:

A.       Borrowers desire to borrow funds from the Bank to pay a portion of the purchase price under the Purchase Contract (hereinafter defined).

B.        Pursuant to Borrowers’ request, the Bank is willing to extend such financial accommodations to Borrowers under the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, Borrowers agree to borrow from the Bank, and the Bank agrees to lend to Borrowers, subject to and upon the following terms and conditions:

A G R E E M E N T S:

Section 1.      DEFINITIONS.

1.1       Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

“Affiliate” of any Person shall mean (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person, and (c) with respect to the Bank, any entity administered or managed by the Bank, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract, ownership of voting securities, membership interests or otherwise.

“Allocated Loan Amount” shall mean, with respect to each Individual Property, the amount set forth with respect to such Individual Property on Schedule I.

“Asset Disposition” shall mean the receipt by Borrowers of insurance proceeds or condemnation proceeds resulting from destruction or damage of or taking of any Collateral other than any Collateral which is restored or replaced in accordance with the terms of this Agreement.

“Assignment of Rents” shall mean assignments of rents and leases, each executed by a Borrower, as the same be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.

“Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person, as lessee, that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the financial statements of such Person prepared in accordance with GAAP.

“Capital Securities” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“Cash Equivalent Investment” shall mean, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by the Bank or its holding company) rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by the Bank or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with the Bank, or other commercial banking institution of the nature referred to in clause (c), which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above, and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the Bank, or other commercial banking institution, thereunder, (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by the Bank.

“Change in Control” shall mean Guarantor shall cease to own and control, directly or indirectly, at least 100% of the outstanding Capital Securities of Borrowers.

“Closing Date” shall mean the date hereof.

“Collateral” shall have the meaning set forth in Section 6.1 hereof.

“Contingent Liability” and “Contingent Liabilities” shall mean, respectively, each obligation and liability of Borrowers and all such obligations and liabilities of Borrowers incurred pursuant to any agreement, undertaking or arrangement by which a Borrower: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

“Debt” shall mean, as to any Person, without duplication, (a) all indebtedness of such Person; (b) all borrowed money of such Person (including principal, interest, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (c) all obligations to pay the deferred purchase price of property or services; (d) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person, and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations; (e) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination); (f) the aggregate amount of all Capitalized Lease Obligations of such Person; (g) all Contingent Liabilities of such Person, whether or not reflected on its balance sheet; (h) all Debt of any partnership of which such Person is a general partner; and (i) all monetary obligations of such Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). Notwithstanding the foregoing, Debt shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the ordinary course of business of such Person.

“Debt Service” shall mean principal and interest payments on the entire amount of the Loan calculated using a 30 year amortization schedule with an interest rate equal to the greatest of (a) the actual Interest Rate on the Loan as of the last day of a fiscal quarter, calculated on a weighted average basis, (b) 6.5%, or (c) the U.S. Treasury Securities Rate plus 2%.

“Default Rate” shall have the meaning given such term in the Note.

“Employee Plan” includes any pension, stock bonus, employee stock ownership plan, retirement, profit sharing, deferred compensation, stock option, bonus or other incentive plan, whether qualified or nonqualified, or any disability, medical, dental or other health plan, life insurance or other death benefit plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including those pension, profit-sharing and retirement plans of a Borrower described from time to time in the financial statements of a Borrower and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by a Borrower or to which a Borrower is a party or may have any liability or by which a Borrower is bound.

“Environmental Report” shall have the meaning set forth in Section 3.1 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” shall mean any of the events or conditions which are set forth in Section 11 hereof.

“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

“Guarantor” shall mean Inland American Real Estate Trust, Inc.

“Guaranty” shall have the meaning set forth in Section 3.1 hereof.

“Improvements” means all buildings and structures on the Land, including, without limitation, site improvements.

“Indemnified Party” and “Indemnified Parties” shall mean, respectively, each of the Bank and any parent corporation, Affiliate or Subsidiary of the Bank, and each of their respective officers, directors, employees, attorneys and agents, and all of such parties and entities.

“Independent Director” shall mean a director of a corporation or a manager of a limited liability company who is not at the time of initial appointment, or at any time while serving as a director or manager, as the case may be, of such an entity, and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as the Independent Director), officer, employee, partner, attorney or counsel of a Borrower or any Affiliate of either of them; (b) a customer, supplier or other person who derives any of its purchases or revenues from its activities with a Borrower or any Affiliate of either of them; (c) a Person controlling or under common control with any such stockholder, director, officer, partner, customer, supplier or other Person (other than a fee for its services of being an Independent Director); or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

“Individual Property” shall mean each of the two hundred eighteen (218) individual properties comprising the Premises. The location of each Individual Property is identified on Schedule I attached hereto.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, service marks and trademarks, and all registrations and applications for registration therefor and all licensees thereof, trade names, domain names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Period” shall mean successive one, two, three, six or twelve month periods, beginning and ending as provided in this Agreement.

“Interest Rate” shall have the meaning given such term in the Note.

“Investment” shall mean, with respect to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person.

“Land” shall mean that certain parcels of real estate encumbered by the Mortgages, together with all Improvements now or hereafter located thereon and all easements and other rights appurtenant thereto.

“Leases” shall mean all leases for use of any part of the Premises but shall exclude subleases. The Leases are listed in the Rent Roll attached hereto as Schedule IV.

“Liabilities” shall mean at all times all liabilities of Guarantor that would be shown as such on a balance sheet of Borrowers prepared in accordance with GAAP.

“LIBOR” shall have the meaning given such term in the Note.

“LIBOR Loan” or “LIBOR Loans” shall have the meaning given such terms in the Note.

“LIBOR Rate” shall have the meaning given such term in the Note.

“Lien” shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Loan” shall mean the $281,168,046 loan made by the Bank to Borrowers.

“Loan Documents” shall mean each of the agreements, documents, instruments and certificates set forth in Section 3.1 hereof, and any and all such other instruments, documents, certificates and agreements from time to time executed and delivered by Borrowers, the Guarantor or any of their Subsidiaries for the benefit of the Bank pursuant to any of the foregoing, and all amendments, restatements, supplements and other modifications thereto.

“Management Agreement” shall mean, collectively, with respect to the Premises, the management agreements entered into by and between Borrowers and the Manager, pursuant to which the Manager is to provide management and other services with respect to the Premises.

“Manager” shall mean Inland American Office Management, LLC, a Delaware limited liability company.

“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the assets, business, properties, prospects, condition (financial or otherwise) or results of operations of Borrowers taken as a whole, (b) a material impairment of the ability of Borrowers to perform any of the Obligations under any of the Loan Documents, or (c) a material adverse effect on (i) any substantial portion of the Collateral, (ii) the legality, validity, binding effect or enforceability against Borrowers of any of the Loan Documents, (iii) the perfection or priority of any Lien granted to the Bank under any Loan Document, or (iv) the rights or remedies of the Bank under any Loan Document.

“Mortgage” shall mean, collectively, with respect to the Premises, those certain first priority Mortgages/Deeds of Trust/Deed to Secure Debt, Security Agreement and Fixture Filing, each executed and delivered by a Borrower as security for the Loan and encumbering the Premises, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Net Cash Proceeds” shall mean with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by Borrowers pursuant to such Asset Disposition net of the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal fees).

“Net Cash Flow” shall mean, for any period, shall mean all rental income (including minimum rent, additional rent, escalation and pass through payments) actually received in such period arising from the ownership and operation of the Premises (excluding tenant security deposits, and rent paid during such period by any tenant for more than one month of rental obligations) less the sum of all costs, taxes, expenses and disbursements of every kind, nature or description actually paid or due and payable during such period in connection with the leasing, management, operation, maintenance and repair of the Premises and of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith, but excluding (i) non-cash expenses, such as depreciation and amortization costs, (ii) state and federal income taxes, (iii) the non-current portion of capital expenditures determined in accordance with generally accepted accounting principles, (iv) debt service payable on the Loan, and (v) principal and interest payments on other loans permitted in writing by the Bank. In determining Net Cash Flow, extraordinary items of income, such as those resulting from casualty or condemnation or lease termination payments of tenants, shall be deducted from income.

“Non-Excluded Taxes” shall have the meaning set forth in Section 2.3(a) hereof.

“Note” shall mean the Note executed jointly and severally by Borrowers evidencing the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Obligations” shall mean the Loan, as evidenced by the Note, all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), any fees due the Bank hereunder, any expenses incurred by the Bank hereunder, including without limitation, all liabilities and obligations under this Agreement, under any other Loan Document, any reimbursement obligations of Borrowers in respect of any and all liabilities and obligations owed by Borrowers to the Bank from time to time, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all renewals, extensions, restatements or replacements of any of the foregoing.

“Obligor” shall mean Borrowers, Guarantor, any accommodation endorser, any third party pledgor, or any other party liable with respect to the Obligations.

“Obsolete Collateral” shall have the meaning set forth in Section 9.12 hereof.

“Organizational Identification Number” means, with respect to each Borrower, the organizational identification number assigned to such Borrower by the applicable governmental unit or agency of the jurisdiction of organization of such Borrower.

“Other Taxes” shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents.

“Permitted Liens” shall mean (a) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law, and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of Borrowers or materially impair the use thereof in the operation of Borrowers’ business and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (c) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Borrowers; and (d) Liens granted to the Bank hereunder and under the Loan Documents.

“Person” shall mean any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

“Premises” shall mean the Land and the Project.

“Prepayment Date” shall have the same meaning set forth in Section 2.1 hereof.

“Project” shall mean the improvements, consisting of bank buildings and office buildings, on the Land.

“Prime Loan” or “Prime Loans” shall have the meaning given such terms in the Note.

“Prime Rate” shall have the meaning given such term in the Note.

“Prohibited Transfer” shall have the meaning set forth in Section 9.12.

“Purchase Contract” means the Purchase and Sale Agreement dated September 27, 2007 between SunTrust Bank and Inland Real Estate Acquisitions, Inc.

“Regulatory Change” shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending office.

“Special Purpose Entity” means a corporation, limited partnership, limited liability company, or Delaware statutory trust which at all times on and after the Closing Date:

(a)       is organized solely for the purpose of (A) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Premises, entering into this Agreement with the Bank, refinancing the Premises in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (B) acting as a general partner of the limited partnership that owns the Premises, a member of the limited liability company that owns the Premises or the beneficiary or trustee of a Delaware statutory trust that owns the Premises;

(b)       is not engaged and will not engage in any business unrelated to (A) the acquisition, development, ownership, management or operation of the Premises, (B) acting as general partner of the limited partnership that owns the Premises, (C) acting as a member of the limited liability company that owns the Premises, or (D) acting as the beneficiary or trustee of a Delaware statutory trust that owns the Premises, as applicable;

(c)       does not have and will not have any assets other than those related to the Premises or its partnership interest in the limited partnership, the member interest in the limited liability company or the beneficial interest in the Delaware statutory trust that owns the Premises or acts as the general partner, managing member or beneficiary or trustee thereof, as applicable;

(d)       has not engaged, sought or consented to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of partnership, membership or beneficial or trustee interests (if such entity is a general partner in a limited partnership, a member in a limited liability company or a beneficiary of a Delaware statutory trust) or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation, operating agreement or trust formation and governance documents (as applicable) with respect to the matters set forth in this definition;

(e)       if such entity is a corporation, has at least one (1) Independent Director, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action related to a bankruptcy or insolvency proceeding or a voluntary dissolution without the unanimous affirmative vote of 100% of the members of its board of directors, including the Independent Director;

(f)        if such entity is a corporation, has at least one (1) Independent Director, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action related to a bankruptcy or insolvency proceeding or a voluntary dissolution without the unanimous affirmative vote of 100% of the members of its board of directors, including the Independent Director;

(g)       if such entity is a limited liability company and such limited liability company has more than one member, such limited liability company has as its manager that Special Purpose Entity that is a corporation and that owns at least 1.0% (one percent) of the equity of the limited liability company;

(h)       if such entity is a limited liability company and such limited liability company has only one member, such limited liability company (a) has been formed under Delaware law, and (b) has either a corporation or other person or entity that shall become a member of the limited liability company upon the dissolution or disassociation of the member, and (c) has a board of directors with not less than one (1) Independent Director, and (d) will not cause or allow its board of directors to take any action related to a bankruptcy or insolvency proceeding or a voluntary dissolution without the unanimous affirmative vote of 100% of the members of its board of directors, including the Independent Director;

(i)        if such entity is (a) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, (b) a limited partnership, has a certificate of limited partnership and a limited partnership agreement, (c) a corporation, has a certificate or articles of incorporation and bylaws, as applicable, or (d) a Delaware statutory trust, has organizational documents that, in each case, provide that such entity will not: (1) dissolve, merge, liquidate, consolidate; (2) except as permitted herein, sell all or substantially all of its assets or the assets of a Borrower (as applicable) except as permitted herein; (3) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition without the consent of the Bank; or (4) without the affirmative vote of all directors of the corporation (that is such entity or the general partner or managing or co-managing member or manager of such entity), file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;

(j)        has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, beneficiaries, shareholders or Affiliates except (A) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party and (B) in connection with this Agreement;

(k)       is solvent and pays its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same become due, and is maintaining adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(1)       has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(m)      will file its own tax returns; provided, however, that Borrowers’ assets and income may be included in a tax return of Guarantor if inclusion on such tax return is in compliance with applicable law;

(n)       has maintained and will maintain its own resolutions and agreements;

(o)       has not commingled and will not commingle its funds or assets with those of any other Person and (b) has not participated and will not participate in any cash management system with any other Person, except with respect to a custodial account maintained by the Manager on behalf of Affiliates of Borrowers and, with respect to funds in such custodial account, has separately accounted, and will continue to separately account for, each item of income and expense applicable to the Premises and Borrowers;

(p)       has held and will hold its assets in its own name;

(q)       has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrowers;

(r)        has maintained and will maintain its balance sheets, operating statements and other entity documents separate from any other Person and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except as required or permitted by applicable accounting principles acceptable to the Bank, consistently applied; provided, however, that (i) any such consolidated financial statement shall contain a note indicating that it maintains separate balance sheets and operating statements for Borrowers and the Premises, or (ii) if such Person is controlled by Inland American Real Estate Trust, Int., then such Person may be included in the consolidated financial statement of Inland American Real Estate Trust, Inc., provided such consolidated financial statement contains a note indicating that it maintains separate financial records for each Person controlled by Inland American Real Estate Trust, Inc.;

(s)       has maintained and will maintain separate books and records for the Premises;

(t)        has a sufficient number of employees in light of its contemplated business operations, which may be none;

(u)       has observed and will observe all partnership, corporate, limited liability company or Delaware statutory trust formalities, as applicable;

(v)       has and will have no Debt (including loans (whether or not such loans are evidenced by a written agreement) between Borrowers and any Affiliates of Borrowers and relating to the management of funds in the custodial account maintained by the Manager) other than (i) the Loan, (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Premises and the routine administration of Borrowers, which liabilities are not more than sixty (60) days past the date incurred (unless disputed in accordance with applicable law), are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and (iii) such other liabilities that are permitted pursuant to this Agreement;

(w)      has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except as otherwise permitted pursuant to this Agreement;

(x)        has not and will not acquire obligations or securities of its partners, members, beneficiaries or shareholders or any other Affiliate;

(y)       has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an affiliate;

(z)        has not maintained or used, and will not maintain or use, invoices and checks bearing the name of any other Person, provided, however, that Manager, on behalf of such Person, may maintain and use invoices and checks bearing Manager’s name;

(aa)     has not pledged and will not pledge its assets for the benefit of any other Person except as permitted or required pursuant to this Agreement;

(bb)     has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrowers and not as a division or part of any other Person, except for services rendered by Manager under the Management Agreement, so long as Manager holds itself out as an agent of Borrowers;

(cc)     has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(dd)     has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(ee)     has not identified and will not identify its partners, members, beneficiaries or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

(ff)       does not and will not have any of its obligations guaranteed by any Affiliate except as otherwise required in the Loan Documents; and

(gg)     has complied and will comply with all of the terms and provisions contained in its organizational documents. The statement of facts contained in its organizational documents are true and correct and will remain true and correct.

“State” shall mean, with respect to the Premises, the State or Commonwealth in which any Individual Properties is located.

“Subsidiary” and “Subsidiaries” shall mean, respectively, with respect to any Person, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships, joint ventures or other entities of which or in which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than fifty percent (50.00%) of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrowers.

“Survey” shall mean a survey of the Individual Property in question prepared by a surveyor licensed in the State and satisfactory to the Bank and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to the Bank.

“Taxes” shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

“Tenant” shall mean SunTrust Bank.

“Title Insurance Company” shall mean First American Title Insurance Company.

“Title Insurance Policy” shall mean collectively, with respect to each Individual Property, the ALTA mortgagee title insurance policies in the form (acceptable to the Bank) issued with respect to each Individual Property and insuring the lien of the Mortgage encumbering each Individual Property.

“UCC” shall mean the Uniform Commercial Code in effect in the state of Illinois from time to time.

“Unmatured Event of Default” shall mean any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

“Voidable Transfer” shall have the meaning set forth in Section 13.21 hereof.

“U.S. Treasury Securities” shall mean actively traded U.S. Treasury bonds, bills and notes scheduled to mature on a date 10 years after the date of determination or, if more than one issue of U.S. Treasury securities is scheduled to mature on or about such date, then the U.S. Treasury security maturing closest to such date.

1.2       Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to the Bank pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with sound accounting practices and GAAP as used in the preparation of the financial statements of Borrowers on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to the Bank hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of Borrowers will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, Borrowers will furnish financial statements in accordance with such changes, but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by Borrowers accountants.

1.3       Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

1.4       Other Interpretive Provisions.

(a)       The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Borrowers” shall be so construed.

(b)       Section and Schedule references are to this Agreement unless otherwise specified. The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)       The term “including” is not limiting, and means “including, without limitation”.

(d)       In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e)       Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f)        To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

(g)       This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

Section 2.      COMMITMENT OF THE BANK.

2.1       Loan.

(a)       Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of Borrowers set forth herein and in the other Loan Documents, the Bank agrees to make the Loan. The Loan shall be available to Borrowers in a single principal advance on such date as the conditions set forth in Section 3 shall have been satisfied. The Loan shall be used by Borrowers to pay a portion of the purchase price of the Premises. The Loan may be prepaid in whole or in part at any time without penalty (subject to Section 2.2), but shall be due in full on the Maturity Date, unless the credit extended under the Loan is otherwise accelerated, terminated or extended as provided in this Agreement.

(b)       Loan Interest and Payments. Except as otherwise provided in this Section 12.1(b), the principal amount of the Loan outstanding from time to time shall bear interest at the applicable Interest Rate. From and after maturity, or after the occurrence and during the continuation of an Event of Default, interest on the outstanding principal balance of the Loan, at the option of the Bank, may accrue at the Default Rate and shall be payable upon demand from the Bank.

(c)       Loan Interest and Principal Payments. The outstanding principal balance of the Loan shall be repaid in full, together with accrued interest due on the Maturity Date.

(d)       Mandatory Prepayment. Borrowers shall make a prepayment (a “Mandatory Prepayment”) of the outstanding principal amount of the Loan until paid in full, concurrently with the receipt by Borrowers of any Net Cash Proceeds from any Asset Disposition, in an amount equal to 100% of such Net Cash Proceeds.

(e)       Optional Prepayments.

(i)        Provided that no Event of Default then exists under this Agreement or the Loan, Borrowers may voluntarily prepay the principal balance of the Loan, but only in whole at any time on or after the date hereof, subject to the following conditions:

(A)      Not less than fourteen (14) days prior to the date upon which Borrowers desire to make such prepayment, Borrowers shall deliver to the Bank written notice of its intention to prepay the Loan, which notice shall state the prepayment amount and the prepayment date (the “Prepayment Date”); and

(B)       Borrowers shall pay to the Bank all accrued and unpaid interest on the Loan through the date of such prepayment on the principal balance being prepaid and all Make Whole Costs (as defined in the Note); and

(C)       Borrowers comply with all of the terms and conditions set forth in Schedule II.

2.2       Late Charge. If any payment of interest or principal due hereunder (other than payment of principal at maturity) is not made within five (5) days after such payment is due in accordance with the terms hereof, then, in addition to the payment of the amount so due, Borrowers shall pay to the Bank a “late charge” of five cents for each whole dollar so overdue to defray part of the cost of collection and handling such late payment. Borrowers agree that the damages to be sustained by the Bank for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of five cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

2.3       Taxes.

(a)       All payments made by Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Bank as a result of a present or former connection between the Bank and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (collectively, “Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Bank hereunder, the amounts so payable to the Bank shall be increased to the extent necessary to yield to the Bank (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that Borrowers shall not be required to increase any such amounts payable to the Bank with respect to any Non-Excluded Taxes that are attributable to the Bank’s failure to comply with the requirements of subsection 2.3(c).

(b)       Borrowers shall pay any Other Taxes to the relevant governmental authority in accordance with applicable law.

(c)       At the request of Borrowers and at Borrowers’ sole cost, the Bank shall take reasonable steps to (i) contest its liability for any Non-Excluded Taxes or Other Taxes that have not been paid, or (ii) seek a refund of any Non-Excluded Taxes or Other Taxes that have been paid.

(d)       Whenever any Non-Excluded Taxes or Other Taxes are payable by Borrowers, as promptly as possible thereafter Borrowers shall send to the Bank a certified copy of an original official receipt received by Borrowers showing payment thereof. If Borrowers fail to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence or if any governmental authority seeks to collect a Non-Excluded Tax or Other Tax directly from the Bank for any other reason, Borrowers shall indemnify the Bank on an after-tax basis for any incremental taxes, interest or penalties that may become payable by the Bank.

(e)       The agreements in this Section shall survive the satisfaction and payment of the Obligations and the termination of this Agreement.

2.4       Loan to Constitute Single Obligation. The Loan shall constitute one general obligation of Borrowers, and shall be secured by Bank’s priority security interest in and Lien upon all of the Collateral and by all other security interests, Liens, claims and encumbrances heretofore, now or at any time or times hereafter granted by Borrowers to Bank, subject, in certain cases, to the limitations set forth in certain Mortgages.

Section 3.      CONDITIONS OF BORROWING.

Notwithstanding any other provision of this Agreement, the Bank shall not be required to disburse or make the Loan, if any of the following conditions shall have occurred.

3.1       Loan Documents. Borrowers shall have failed to execute and deliver to the Bank any of the following Loan Documents, all of which must be reasonably satisfactory to the Bank and the Bank’s counsel in form, substance and execution:

(a)       Loan Agreement. Two copies of this Agreement duly executed by Borrowers.

(b)       Note. A Note duly executed by Borrowers, in the form prepared by and acceptable to the Bank.

(c)       Guaranty. A Guaranty dated as of the date of this Agreement, executed by the Guarantor to and for the benefit of the Bank, in the form prepared by and acceptable to the Bank (the “Guaranty”).

(d)       Environmental Indemnity. An agreement from Guarantor and Borrower to the Bank, indemnifying the Bank for all risks, liabilities, costs and expenses associated with environmental matters at the Premises.

(e)       Contribution Agreement. A Contribution Agreement between Borrowers in form and substance satisfactory to the Bank.

(f)        Real Estate Documents. With respect to each parcel of real property owned by Borrowers, a duly executed Mortgage and Assignment of Rents providing for a fully perfected Lien, in favor of the Bank, in all right, title and interest of Borrowers in such real property, together with:

(i)        a Title Insurance Policy, issued by the Title Insurance Company, insuring the Bank’s Lien on such real property and containing such endorsements as the Bank may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be acceptable to the Bank);

(ii)       copies of all documents of record concerning such real property as shown on the commitment for the Title Insurance Policy;

(iii)      certificates of insurance in form reasonably satisfactory to the Bank for all insurance policies required to be maintained with respect to such real property by this Agreement or any other Loan Document;

(iv)      an ALTA survey certified to the Bank and the Title Insurance Company, meeting such standards as the Bank may reasonably establish and otherwise reasonably satisfactory to the Bank;

(v)       a certificate of insurance in form reasonably satisfactory to the Bank for a flood insurance policy concerning such real property, if required by the Flood Disaster Protection Act of 1973;

(vi)      an appraisal, prepared by an independent appraiser engaged directly by the Bank, of the Premises, which appraisal shall satisfy the requirements of the Financial Institutions Reform, Recovery and Enforcement Act, if applicable, and shall indicate a loan-to-value ratio of not more than 75%;

(vii)     certified copies of all Leases and such evidence as to the validity thereof, absence of defaults thereunder, good standing and financial ability of the parties thereto to perform, and such subordination, non-disturbance and attornment agreements from tenants under Leases and holders of concessions or encumbrances with respect to any portion of the Premises, all as the Bank may require. In addition, Borrowers shall deposit all security deposits required under Leases with the Bank in an account in Borrowers’ name, which account is pledged to the Bank pursuant to the Assignment of Rents;

(viii)    if requested by the Bank, copies of the most recent real estate tax bills for the Land and evidence satisfactory to the Bank that the Land is separately assessed for real estate taxing purposes;

(ix)       (i) letters or other evidence with respect to the Premises from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, (ii) an ALTA 3.1 zoning endorsement to the Title Insurance Policy, if available or (iii) other evidence of zoning compliance, in each case in substance reasonably satisfactory to the Bank;

(x)        a current certified rent roll of the Premises, reasonably satisfactory in form and substance to the Bank;

(xi)       a certified copy of the Management Agreement with respect to the Premises which shall be satisfactory in form and substance to the Bank.

(xii)      such financial statements relating to the ownership and operation of the Premises, in form and substance reasonably satisfactory to the Bank.

(g)       Environmental Report. A written report (“Environmental Report”) prepared at Borrower’s sole cost and expense by an independent professional environmental consultant approved by the Bank in its sole and absolute discretion. The Environmental Report shall be subject to the Bank’s approval in its sole and absolute discretion. If the Environmental Report reveals contamination or conditions warranting further investigation in order to establish baseline data, the Bank may require, in its sole and absolute discretion, a written report based on additional testing and investigation in order to define the source and extent of the contamination or to establish baseline data, as well as to provide relevant detailed information on the area’s geological and hydrogeological conditions. Any additional Environmental Report prepared pursuant to this requirement shall be subject to the Bank’s approval, in its sole and absolute discretion.

(h)       Search Results; Lien Terminations. Copies of UCC search reports dated such a date as is reasonably acceptable to the Bank, listing all effective financing statements which name Borrowers, under their present names and any previous names, as debtors, together with (i) copies of such financing statements, (ii) payoff letters evidencing repayment in full of all existing Debt to be repaid with the Loan, the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with UCC or other appropriate termination statements and documents effective to evidence the foregoing (other than Permitted Liens), and (iii) such other UCC termination statements as the Bank may reasonably request.

(i)        Organizational and Authorization Document. Copies of (i) the Articles of Organization (Certificate of Formation) and Operating Agreement of each Borrower; (ii) resolutions of the members of Borrowers approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) signature and incumbency certificates of the managers of each Borrower, executing any of the Loan Documents, each of which Borrowers hereby certify to be true and complete, and in full force and effect without modification, it being understood that the Bank may conclusively rely on each such document and certificate until formally advised by Borrowers of any changes therein; and (iv) good standing certificates in the state of formation of Borrowers and in each other State.

(j)        Insurance. Evidence satisfactory to the Bank of the existence of insurance required to be maintained pursuant to Section 8.16, together with evidence that the Bank has been named as a lender’s loss payee and as an additional insured on all related insurance policies.

(k)       Borrower’s Attorney’s Opinion. An opinion of Borrower’s counsel addressing such issues as the Bank may request, including the following propositions and questions of law:

(i)        that each Borrower is duly organized, validly existing and in good standing to do business in the state of its organization and in the State;

(ii)       that each Borrower has all necessary legal right, power and authority to conduct its business, to enter into and perform its obligations under this Agreement and the Loan Documents;

(iii)      that all necessary corporate, shareholder, membership, partnership approvals, resolutions and directions have been obtained for the execution of this Agreement and the Loan Documents;

(iv)      that the execution and delivery of this Agreement and the Loan Documents, the performance thereunder by Borrower will comply with all applicable law and will not violate or conflict with the instruments under which Borrower is organized or any applicable contracts or agreements;

(v)       that the Loan Documents and this Agreement have been duly and validly executed and delivered, are enforceable in accordance with their respective terms (subject to bankruptcy laws and laws pertaining to the exercise of creditors’ rights generally) and are subject to no defenses of any kind;

(vi)      that the making of the Loan, the charging of all interest and fees due thereunder do not violate any usury or consumer credit laws; and

(vii)     that if permitted by the laws of the State, Borrowers have effectively waived in the Mortgage any rights of redemption from a decree or order foreclosing the Mortgage on behalf of itself and all persons claiming through Borrowers.

(1)       Additional Documents. Such other certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other documents which are provided for hereunder or which the Bank shall require.

3.2       Event of Default. Any Event of Default, or Unmatured Event of Default shall have occurred and be continuing.

3.3       Material Adverse Effect. The occurrence of any event having a Material Adverse Effect upon Borrowers or Guarantor.

3.4       Litigation. Any litigation or governmental proceeding shall have been instituted against Borrowers or any of their officers or shareholders having a Materially Adverse Effect upon Borrowers or Guarantor.

3.5       Representations and Warranties. Any representation or warranty of Borrowers contained herein or in any Loan Document shall be untrue or incorrect in any material respect.

3.6       Commitment Fee. Borrowers shall have failed to pay to the Bank a commitment fee in the amount of One Million Two Hundred Sixty-Five Thousand Two Hundred Fifty-Six Dollars ($1,265,256) payable on or before the execution of this Agreement with the Bank.

3.7       Equity. Borrowers shall have failed to contribute a cash equity investment in the Premises of not less than $93,722,682.

Section 4.      NOTE EVIDENCING LOAN.

4.1       Note. The Loan shall be evidenced by the Note. At the time of the initial disbursement of the Loan, or a repayment made in whole or in part thereon, a notation thereof shall be made on the books and records of the Bank. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Loan advanced hereunder, (ii) any accrued and unpaid interest owing on the Loan and (iii) all amounts repaid on the Loan. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of Borrowers under the Note to repay the principal amount of the Loan, together with all interest accruing thereon.

Section 5.      MANNER OF BORROWING.

5.1       Borrowing Procedures. The Loan may be advanced either as a Prime Loan or as LIBOR Loans, provided, however, that at any time, Borrowers may identify no more than five (5) LIBOR tranches. The Loan shall be made available to Borrowers upon any written, verbal, electronic, telephonic or telecopy loan request which the Bank in good faith believes to emanate from a properly authorized representative of Borrowers, whether or not that is in fact the case. Each such request shall be effective upon receipt by the Bank, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a LIBOR Loan, the initial Interest Period therefor. Borrowers shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period for such LIBOR Loan. The final Interest Period must be such that its expiration occurs on or before the Maturity Date. The proceeds of the Loan shall be made available at the office of the Bank by means requested by Borrowers and acceptable to the Bank, including, without limitation, deposit in an escrow with the Title Insurance Company. Borrowers hereby irrevocably confirm, ratify and approve all such advances by the Bank and does hereby indemnify the Bank against losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold the Bank harmless with respect thereto.

5.2       Discretionary Disbursements. The Bank, in its sole and absolute discretion, may immediately upon notice to Borrowers, disburse any or all proceeds of the Loan made or available to Borrowers pursuant to this Agreement to pay any fees, costs, expenses or other amounts required to be paid by Borrowers hereunder and not so paid. All monies so disbursed shall be a part of the Obligations, payable by Borrowers on demand from the Bank.

Section 6.      SECURITY FOR THE OBLIGATIONS.

6.1       Security for Obligations. As security for the payment and performance of the Obligations, Borrowers do hereby pledge, assign, transfer, deliver and grant to the Bank, for their own benefit and as agent for its Affiliates, a continuing and unconditional first priority security interest in and to any and all property of Borrowers, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”):

(a)       all real and personal property described in the Mortgages and all rents assigned under the Assignment of Rents;

(b)       all property of, or for the account of, Borrowers now or hereafter coming into the possession, control or custody of, or in transit to, the Bank or any agent or bailee for the Bank or any parent, Affiliate or Subsidiary of the Bank or any participant with the Bank in the Loan (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(c)       the additional property of Borrowers, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of Borrowers’ books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of Borrowers’ right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media.

6.2       Financing Statements. Borrowers shall, at the Bank’s request, at any time and from time to time, execute and deliver to the Bank such financing statements, amendments and other documents and do such acts as the Bank deems necessary in order to establish and maintain valid, attached and perfected first priority security interests in the Collateral in favor of the Bank, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens. Borrowers hereby irrevocably authorize the Bank at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of Borrowers that (a) indicate the Collateral (i) is comprised of all assets of Borrowers or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrowers are an organization, the type of organization and any Organizational Identification Number issued to Borrowers, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. Borrowers hereby agree that a photocopy or other reproduction of this Agreement is sufficient for filing as a financing statement and Borrowers authorize the Bank to file this Agreement as a financing statement in any jurisdiction. Borrowers agree to furnish any such information to the Bank promptly upon request. Borrowers further ratify and affirm their authorization for any financing statements and/or amendments thereto, executed and filed by the Bank in any jurisdiction prior to the date of this Agreement. In addition, Borrowers shall make appropriate entries on its books and records disclosing the Bank’s security interests in the Collateral.

6.3       Preservation of the Collateral. Subject to the terms of the Leases and the rights of the Tenant thereunder, the Bank may, but is not required, to take such actions from time to time as the Bank deems appropriate to maintain or protect the Collateral. The Bank shall have exercised reasonable care in the custody and preservation of the Collateral if the Bank takes such action as Borrowers shall reasonably request in writing which is not inconsistent with the Bank’s status as a secured party, but the failure of the Bank to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, the Bank’s responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which the Bank accords its own property, and (ii) not extend to matters beyond the control of the Bank, including acts of God, war, insurrection, riot or governmental actions. In addition, any failure of the Bank to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by Borrowers, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. Borrowers shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of Borrowers and the Bank in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, Borrowers represent to, and covenant with, the Bank that Borrowers have made arrangements for keeping informed of changes or potential changes affecting the securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Borrowers agree that the Bank shall have no responsibility or liability for informing Borrowers of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

6.4       Other Actions as to any and all Collateral. Borrowers further agree to take any other action reasonably requested by the Bank to ensure the attachment, perfection and first priority of, and the ability of the Bank to enforce, the Bank’s security interest in any and all of the Collateral, including (a) causing the Bank’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the bank to enforce, the Bank’s security interest in such Collateral, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Bank to enforce, the Bank’s security interest in such Collateral, (c) obtaining governmental and other third party consents and approvals, including any consent of any licensor, lessor or other Person obligated on Collateral, (d) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Bank, and (e) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction. Borrowers further agree to indemnify and hold the Bank harmless against claims of any Persons not a party to this Agreement concerning disputes arising over the Collateral.

Section 7.      REPRESENTATIONS AND WARRANTIES.

To induce the Bank to make the Loan, Borrowers make the following representations and warranties to the Bank, each of which shall survive the execution and delivery of this Agreement:

7.1       Borrower Organization and Name. Each Borrower is a limited liability company duly organized, existing and in good standing under the laws of the State of Delaware, with full and adequate power to carry on and conduct its business as presently conducted. Borrowers are duly licensed or qualified in all foreign jurisdictions wherein the nature of their activities require such qualification or licensing, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect. The Organizational Identification Number of Inland ST is 4453250 and the Organizational Identification Number of Inland FL is 4458125. The exact legal names of Borrowers are as set forth in the first paragraph of this Agreement, and neither Borrower currently conducts, nor has it during the last five (5) years conducted, business under any other name or trade name.

7.2       Authorization. Each Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the other Loan Documents. The execution and delivery of this Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of organization of Borrowers. All necessary and appropriate action has been taken on the part of Borrowers to authorize the execution and delivery of this Agreement and the Loan Documents.

7.3       Validity and Binding Nature. This Agreement and the other Loan Documents are the legal, valid and binding obligations of Borrowers, enforceable against Borrowers in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

7.4       Consent; Absence of Breach. The execution, delivery and performance of this Agreement, the other Loan Documents and any other documents or instruments to be executed and delivered by Borrowers in connection with the Loan, and the borrowings by Borrowers hereunder, do not and will not (a) require any consent, approval, authorization of, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, (ii) the articles of organization of either Borrower, or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Borrowers or any of their properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any asset of Borrowers, other than Liens in favor of the Bank created pursuant to this Agreement.

7.5       Ownership of Properties; Liens. To Borrower’s knowledge, Borrowers have good and indefeasible fee simple title to the real property comprising part of the Premises and good title to the balance of the Premises, free and clear of all Liens whatsoever except the Permitted

Liens and the Liens created by the Loan Documents. To Borrower’s knowledge, the Mortgages, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected lien on the Premises, subject only to Permitted Liens and Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignment of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Liens, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. To Borrower’s knowledge, there are no claims for payment for work, labor or materials affecting the Premises which are due and unpaid under the contracts pursuant to which such work or labor was performed or materials provided which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

7.6       Equity Ownership. All issued and outstanding Capital Securities of Borrowers are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. As of the date hereof, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of Borrowers.

7.7       Intellectual Property. Borrowers own and possess or has a license or other right to use all Intellectual Property, as are necessary for the conduct of the businesses of Borrowers, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect upon Borrowers, and no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property nor do Borrowers know of any valid basis for any such claim.

7.8       Financial Statements. All financial statements of Guarantor submitted to the Bank have been prepared in accordance with sound accounting practices and GAAP on a basis, except as otherwise noted therein, consistent with the previous fiscal year and present fairly the financial condition of Guarantor and the results of the operations for Guarantor as of such date and for the periods indicated. Since the date of the most recent financial statement submitted by Guarantor to the Bank, there has been no change in the financial condition or in the assets or liabilities of Guarantor having a Material Adverse Effect on Guarantor.

7.9       Litigation and Contingent Liabilities. There is no (a) litigation or arbitration proceeding pending or (b) to Borrower’s knowledge, demand, charge, claim, petition or governmental investigation or proceeding pending, or threatened, against Borrowers or Guarantor, which, if adversely determined, which might reasonably be expected to have a Material Adverse Effect upon Borrowers or Guarantor. Other than any liability incident to such litigation or proceedings, Borrowers have no material guarantee obligations, contingent liabilities, liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not fully-reflected or fully reserved for in the most recent audited financial statements delivered pursuant to subsection 8.6(a) or fully-reflected or fully reserved for in the most recent quarterly financial statements delivered pursuant to subsection 8.6(b).

7.10     Event of Default. No Event of Default or Unmatured Event of Default exists or would result from the incurrence by Borrowers of any of the Obligations hereunder or under any of the other Loan Document, and Borrowers are not in default (without regard to grace or cure periods) under any other contract or agreement to which it is a party.

7.11     Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which (a) would have a Material Adverse Effect upon Borrowers or Guarantor, or (b) would constitute an Event of Default or an Unmatured Event of Default.

7.12     Solvency, etc. As of the date hereof, and immediately prior to and after giving effect to the making of the Loan and the use of the proceeds thereof, (a) the fair value of each Borrower’s assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated as required under the Section 548 of the Bankruptcy Code, (b) the present fair saleable value of each Borrower’s assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) each Borrower is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) neither Borrower intends to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) neither Borrower is engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

7.13     ERISA Obligations. All Employee Plans of Borrowers meet the minimum funding standards of Section 302 of ERISA and 412 of the Internal Revenue Code where applicable, and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate governmental agencies. Borrowers have promptly paid and discharged all obligations and liabilities arising under the Employee Retirement Income Security Act of 1974 (“ERISA”) of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

7.14     Labor Relations. Except as could not reasonably be expected to have a Material Adverse Effect, (i) there are no strikes, lockouts or other labor disputes against Borrowers or threatened, (ii) hours worked by and payment made to employees of Borrowers have not been in violation of the Fair Labor Standards Act or any other applicable law, and (ii) no unfair labor practice complaint is pending against Borrowers or threatened before any governmental authority.

7.15     Security Interest. This Agreement and the Mortgages create a valid security interest in favor of the Bank in the Collateral and, when properly perfected by filing or recording in the appropriate jurisdictions, or by possession or Control of such Collateral by the Bank or delivery of such Collateral to the Bank, shall constitute a valid, perfected, first-priority security interest in such Collateral.

7.16     Lending Relationship. The relationship hereby created between Borrowers and the Bank is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists, and Borrowers have not relied and is not relying on any such fiduciary relationship in executing this Agreement and in consummating the Loan.

7.17     Business Loan. The Loan, including interest rate, fees and charges as contemplated hereby, (i) is a business loan within the purview of 815 ILCS 205/4(l)(c), as amended from time to time, (ii) are an exempted transaction under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and (iii) does not, and when disbursed shall not, violate the provisions of the Illinois usury laws, any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, Borrowers or any property securing the Loan.

7.18     Taxes. Borrowers have timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes, governmental charges and assessments due and payable with respect to such returns, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, are insured against or bonded over to the satisfaction of the Bank and the contesting of such payment does not create a Lien on the Collateral which is not a Permitted Lien. There is no controversy or objection pending, or to the knowledge of Borrowers, threatened in respect of any tax returns of Borrowers. Borrowers have made adequate reserves on its books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable.

7.19     Compliance with Regulation U. No portion of the proceeds of the Loan shall be used by Borrowers, or any Affiliate of Borrowers, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System or any successor thereto.

7.20     Governmental Regulation. Borrowers are not, or after giving effect to any loan, will not be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the ICC Termination Act of 1995 or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

7.21     Intentionally Deleted.

7.22     Place of Business. The principal place of business and books and records of Borrowers are set forth in the preamble to this Agreement. Neither Borrower shall change the place of its organization without the prior written consent of the Bank, which consent will not be unreasonably withheld or delayed.

7.23     Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by Borrowers to the Bank for purposes of, or in connection with, this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of Borrowers to the Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Bank that any projections and forecasts provided by Borrowers are based on good faith estimates and assumptions believed by Borrowers to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

7.24     Compliance with Laws. To Borrower’s knowledge, the Land, the present use and occupancy of the Premises and the use and occupancy of the Premises does not violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind, including, without limitation, environmental laws, zoning, building, land use, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not, and if a third party is required under any covenants, conditions and restrictions of record or any other agreement to consent to the use and/or operation of the Premises, Borrowers have obtained such approval from such party.

7.25     Compliance. To Borrowers’ knowledge, Borrowers and the Premises and the use thereof comply in all material respects with all applicable legal requirements, including, without limitation, building and zoning ordinances and codes. Borrowers are not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrowers or, to Borrowers’ knowledge, any other Person in occupancy of or involved with the operation or use of the Premises any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Premises or any part thereof or any monies paid in performance of Borrowers’ obligations under any of the Loan Documents.

7.26     Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Premises or for the relocation of roadways providing access to the Premises.

7.27     Separate Lots. Except as set forth in Schedule 7.27, each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

7.28     Assessments. There are no pending, or to Borrowers’ knowledge, proposed special or other assessments for public improvements or otherwise affecting the Premises, nor are there any contemplated improvements to the Premises that may result in such special or other assessments.

7.29     Certificate of Occupancy; Licenses. To Borrower’s knowledge, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required to be obtained for the legal use, occupancy and operation of the

Premises as a bank or office facility have been obtained and are in full force and effect, and to Borrowers’ knowledge, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required to be obtained by any Person other than Borrowers for the legal use, occupancy and operation of the Premises as a bank or office facility, have been obtained and are in full force and effect (all of the foregoing certifications, permits, licenses and approvals are collectively referred to as the “Licenses”). Borrowers shall and shall cause all other Persons to, keep and maintain all licenses necessary for the operation of the Premises as a bank or office facility. Except as set forth in the zoning report furnished to the Bank or the Title Insurance Policy, to Borrowers’ knowledge, the use being made of the Premises is in conformity with all certificates of occupancy issued for the Premises.

7.30     Physical Condition. To Borrowers’ knowledge, the Premises, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Premises, whether latent or otherwise, and Borrowers have not received notice from any insurance company or bonding company of any defects or inadequacies in the Premises, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

7.31     Boundaries. To Borrowers’ knowledge, all of the improvements which were included in determining the appraised value of the Premises lie wholly within the boundaries and building restriction lines of the Premises, and no improvements on adjoining properties encroach upon the Premises, and no easements or other encumbrances upon the Premises encroach upon any of the improvements, so as to affect the value or marketability of the Premises except those which are insured (either by endorsement or by omission from Schedule B of the applicable Title Insurance Policy) against by title insurance.

7.32     Leases. The Premises is not subject to any Leases other than the Leases described on the Rent Roll attached as Schedule IV hereto. No Person has any possessory interest in the Premises or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and to Borrowers’ knowledge after inquiry, there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. No rent (including security deposits) has been paid more than one (1) month in advance of its due date. To the best of Borrowers’ knowledge, all work to be performed by the landlord under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrowers to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the rents received therein which is outstanding. To Borrowers’ knowledge after inquiry, except as permitted pursuant to the terms of the Leases, no tenant has assigned its Lease or sublet all or any portion of the premises demised thereby, nor does anyone except such tenant and its employees occupy such leased premises. Except as provided pursuant to the express provisions of the Leases provided to the Bank in connection with Closing, no tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. No tenant under any Lease has any right or option for additional space in the Improvements.

7.33     Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable legal requirements currently in effect in connection with the acquisition of the Premises by Borrowers have been paid or are simultaneously being paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable legal requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been paid.

7.34     Special Purpose Entity/Separateness.

(a)       Until the Loan has been paid in full, each Borrower hereby represents, warrants and covenants that each Borrower is, shall be and shall continue to be a Special Purpose Entity.

(b)       The representations, warranties and covenants set forth in Section 7.34(a) shall survive for so long as any amount remains payable to the Bank under this Agreement or any other Loan Document.

7.35     Management Agreement. The Management Agreement is in full force and effect and, to Borrowers’ knowledge, there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

7.36     Illegal Activity. To Borrowers’ knowledge, no portion of the Premises has been or will be purchased with proceeds of any illegal activity.

Section 8.      AFFIRMATIVE COVENANTS.

8.1       Compliance with Bank Regulatory Requirements; Increased Costs. If the Bank shall reasonably determine that any Regulatory Change, or compliance by the Bank or any Person controlling the Bank with any request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency has or would have the effect of reducing the rate of return on the Bank’s or such controlling Person’s capital as a consequence of the Bank’s obligations hereunder to a level below that which the Bank or such controlling Person could have achieved but for such Regulatory Change or compliance (taking into consideration the Bank’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by the Bank or such controlling Person to be material or would otherwise reduce the amount of any sum received or receivable by the Bank under this Agreement or under the Note with respect thereto, then from time to time, upon demand by the Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), Borrowers shall pay directly to the Bank or such controlling Person such additional amount as will compensate the Bank for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty days (180) days prior to the date on which the Bank first made demand therefor.

8.2       Borrower Existence. Each Borrower shall at all times (a) preserve and maintain its existence and good standing in the jurisdiction of its organization, (b) preserve and maintain its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, and (c) continue as a going concern in the business which such Borrower is presently conducting.

8.3       Payment of Taxes and Liabilities. Borrowers shall pay or cause to be paid and discharge, prior to delinquency and before penalties accrue thereon, all property and other taxes, and all governmental charges or levies against it or any of the Collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require Borrowers to pay any such tax or charge so long as either shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any of the Collateral, such contest proceedings stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim or the Tenant contests same in accordance with the terms of the Leases.

8.4       Maintain Premises. Borrowers shall at all times maintain, preserve and keep or cause Tenant to maintain, preserve and keep, in accordance with the terms of the Leases, the Collateral, in good repair, working order and condition, normal wear and tear excepted, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. Subject to the rights of Tenant under the Leases, Borrowers shall permit the Bank to examine and inspect Collateral at all reasonable times.

8.5       ERISA Liabilities; Employee Plans. Borrowers shall (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to Borrowers; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA; including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify the Bank immediately upon receipt by Borrowers of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise the Bank of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

8.6       Financial Statements. Borrowers shall at all times maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP except as noted, and shall furnish to the Bank or its authorized representatives such information regarding the business affairs, operations and financial condition of Borrowers, including:

(a)       promptly when available, and in any event, within one hundred twenty (120) days after the close of each of its fiscal years, a copy of (i) the annual reviewed financial statements of Borrowers, including consolidated balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended and such other information (including nonfinancial information) as the Bank may reasonably request, in reasonable detail, prepared and certified by an independent auditor of recognized standing, selected by Borrowers and reasonably acceptable to the Bank and (ii) a consolidating balance sheet of Borrowers as of the end of each of its fiscal years and consolidating statements of earnings and cash flows for Borrowers for each of its fiscal years, certified as true and correct by Borrowers’ treasurer or chief financial officer;

(b)       promptly when available, and in any event, within forty five (45) days following the end of each fiscal quarter, a copy of the consolidated and consolidating financial statements of Borrowers regarding such fiscal quarter, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal quarter then ended and such other information (including nonfinancial information) as the Bank may request, in reasonable detail, prepared and certified as true and correct by Borrowers’ treasurer or chief financial officer; and

(c)       Borrowers shall furnish to the Bank, within ten (10) Business Days after the Bank’s request (or as soon thereafter as may be reasonably possible), financial information from any tenant designated by the Bank (to the extent such financial information is required to be provided under the applicable Lease and same is received by Borrowers after request therefor).

No change with respect to such accounting principles shall be made by Borrowers without giving prior notification to the Bank. Borrowers represent and warrant to the Bank that the financial statements delivered to the Bank at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of Borrowers. The Bank shall have the right at all times during business hours to inspect the books and records of Borrowers and make extracts therefrom.

8.7       Supplemental Financial Statements. Borrowers shall immediately upon receipt thereof, provide to the Bank copies of interim and supplemental reports if any, submitted to Borrowers by independent accountants in connection with any interim audit or review of the books of Borrowers.

8.8       Notice of Proceedings. Borrowers, promptly upon becoming aware, shall give written notice to the Bank of any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Borrowers to the Bank which has been instituted or, to the knowledge of Borrowers, is threatened against either Borrower or to which any of its properties is subject which might reasonably be expected to have a Material Adverse Effect.

8.9       Notice of Event of Default or Material Adverse Effect. Borrowers shall, immediately after the commencement thereof, give notice to the Bank in writing of the occurrence of any Event of Default or any Unmatured Event of Default, or the occurrence of any condition or event having a Material Adverse Effect.

8.10     Further Assurances. Borrowers shall take such actions as are necessary or as the Bank may reasonably request from time to time to ensure that the Obligations under the Loan Documents are secured by substantially all of the assets of Borrowers, in each case as the Bank may determine, including (a) the execution and delivery of security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing, and (b) the delivery of certificated securities and other collateral with respect to which perfection is obtained by possession.

8.11     Banking Relationship. Borrowers covenant and agree, at all times during the term of this Agreement, to utilize the Bank as its primary bank of account and depository for all financial services, including all receipts, disbursements, cash management and related service.

8.12     Fixtures and Personal Property. Except for a security interest granted to the Bank, Borrowers agree that all of the personal property, fixtures, attachments, furnishings and equipment delivered in connection with the operation of the Premises will be kept free and clear of all chattel mortgages, vendor’s liens, and all other liens, claims, encumbrances and security interests whatsoever, and that Borrowers will be the absolute owner of said personal property, fixtures, attachments and equipment. Borrowers, on request, will furnish the Bank with satisfactory evidence of such ownership, and of the terms of purchase and payment therefor.

8.13     Patriot Act. The Bank hereby notifies Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Bank’s policies and practices, the Bank is required to obtain, verify and record certain information and documentation that identifies Borrowers, which information includes the name and address of Borrowers and such other information that will allow the Bank to identify Borrowers in accordance with the Act. In addition, Borrowers shall (a) ensure that no person who owns a controlling interest in or otherwise controls Borrowers or any subsidiary of Borrowers is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

8.14     Leasing Matters. Any Leases with respect to the Premises written after the Closing Date shall be subject to the prior written approval of the Bank, which approval may be given or withheld in the sole discretion of the Bank. Borrowers shall furnish the Bank with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates (unless such rental rates are otherwise set forth in the Leases executed prior to the Closing Date). All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect the Bank’s rights under the Loan Documents. All Leases shall provide that they are subordinate to the Mortgage encumbering the Premises and that the tenant thereunder agrees to attorn to the Bank or any purchaser at a sale by foreclosure or power of sale. Borrowers (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Premises involved except that no termination by Borrowers or acceptance of surrender by a tenant of any Lease shall be permitted without the written’ consent of the Bank which consent may be withheld in the sole discretion of the Bank; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor’s interest in the Leases or the rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents without the prior written consent of the Bank, which consent may be withheld in the sole discretion of the Bank; (vi) shall not consent to approve any assignment or, unless such consent is not required under the Lease, subletting under any Lease; and (vii) shall execute and deliver at the request of the Bank all such further assurances, confirmations and assignment in connection with the Leases as the Bank shall from time to time reasonably require.

8.15     Alterations. Subject to the rights of the tenant to make alterations pursuant to the terms of Section 6.2 of the Leases, Borrowers shall obtain the Bank’s prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld or delayed except with respect to alterations that may have a Material Adverse Effect on Borrowers’ financial condition, the value of the Premises or the Net Cash Flow. Notwithstanding the foregoing, the Bank’s consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrowers’ financial condition, the value of the Premises or the Net Cash Flow, provided that such alterations that require landlord’s consent under Section 6.2 of the Lease shall also require the Bank’s consent. To the extent that tenant is require to furnish the Borrowers a bond under Section 6.2, the Bank shall be named as a dual obligee on such bond.

8.16     Insurance.

(a)       Borrowers shall at all times keep all buildings, improvements, fixtures and articles of personal property now or hereafter situated on the Premises insured against loss or damage by fire and such other hazards as may reasonably be required by the Bank, in accordance with the terms, coverages and provisions described on Schedule III attached hereto and made a part hereof, and such other insurance as the Bank may from time to time reasonably require. Unless Borrowers provide the Bank evidence of the insurance coverages required hereunder, the Bank may purchase insurance at Borrowers’ expense to cover the Bank’s interest in the Premises. The insurance may, but need not, protect Borrowers’ interest. The coverages that the Bank purchases may not pay any claim that Borrowers makes or any claim that is made against Borrowers in connection with the Premises. Borrowers may later cancel any insurance purchased by the Bank, but only after providing the Bank with evidence that Borrowers have obtained insurance as required by this Agreement. If the Bank purchases insurance for the Premises, Borrowers will be responsible for the costs of such insurance, including, without limitation, interest and any other charges which the Bank may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Loan. The cost of the insurance may be more than the cost of insurance Borrowers may be able to obtain on their own. Notwithstanding the foregoing, on the condition the Minimum Credit Rating Requirement (as defined in the Leases) is satisfied, the insurance coverage maintained by the Tenant under the Leases shall satisfy the conditions of Section 8.16(a).

(b)       Borrowers shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless the Bank is included thereon as the loss payee or an additional insured as applicable, under a standard mortgage clause acceptable to the Bank and such separate insurance is otherwise acceptable to the Bank.

(c)       In the event of loss, Borrowers shall give prompt notice thereof to the Bank. If such loss exceeds $250,000 (the “Threshold”) and the Minimum Credit Rating Requirement is not met, then the Bank shall receive such payment for loss from each insurance company concerned as escrowee. Borrowers shall cause the Tenant to promptly rebuild or restore the affected Individual Property in accordance with Section 7.2 of the Leases. The Bank shall have the right, at its option and in its sole discretion, to apply any insurance proceeds received by the Bank pursuant to the terms of this section, after the payment of all of the Bank’s expenses, either (i) on account of the Loan, irrespective of whether such principal balance is then due and payable, or (ii) to the restoration or repair of the property damaged as provided in subsection (d) below; Borrowers shall repair, restore or rebuild the damaged or destroyed portion of the Premises so that the condition and value of the Premises are substantially the same as the condition and value of the Premises prior to being damaged or destroyed. In the event of foreclosure of the applicable Mortgage, all right, title and interest of Borrowers in and to any insurance policies then in force shall pass to the purchaser at the foreclosure sale.

8.17     Condemnation.

If all or any part of the Premises are damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain and the applicable Lease is terminated pursuant to Section 7.1(a) of the Lease, the amount of any award or other payment for such taking or damages made in consideration thereof, to the extent of the full amount of the remaining unpaid Loan, is hereby assigned to the Bank, who is empowered to collect and receive the same and to give proper receipts therefor in the names of Borrowers and the same shall be paid forthwith to the Bank. Such award or monies shall be applied on account of the Loan, irrespective of whether such Loan is then due and payable. In the event of a condemnation or taking that does not result in the termination of the applicable Lease, the Borrower shall cause the Tenant to promptly commence and diligently complete the restoration of the affected Individual Property in accordance with Section 7.1 of the affected Lease. Notwithstanding the provisions of this section to the contrary, if any condemnation or taking of less than an entire Individual Property occurs, subject to the terms of Section 7.1 of the affected Lease, then the award or payment for such taking or consideration for damages resulting therefrom may be collected and received by Borrowers for payment to the Tenant as reimbursement for the cost of restoration, with any remainder paid to the Bank for application to the Loan.

8.18     Contests.

Notwithstanding anything to the contrary herein contained, Borrowers shall have the right to contest by appropriate legal proceedings diligently prosecuted any Taxes imposed or assessed upon the Premises or which may be or become a lien thereon and any mechanics’, materialmen’s or other liens or claims for lien upon the Premises (each, a “Contested Liens”), and no Contested Lien shall constitute an Event of Default hereunder, if, but only if:

(a)       Borrowers shall forthwith give notice of any Contested Lien to the Bank at the time the same shall be asserted and Borrowers shall have received notice thereof from Tenant;

(b)       The provisions of Section 4.4 of the applicable Lease are complied with;

(c)       Borrowers shall cause the Tenant to diligently prosecute the contest of any Contested Lien by appropriate legal proceedings; and

(d)       Borrowers shall pay each such Contested Lien and all lien amounts together with interest and penalties thereon (i) if and to the extent that any such Contested Lien shall be determined adverse to Borrowers, or (ii) forthwith upon demand by the Bank if, in the opinion of the Bank, and notwithstanding any such contest, the Premises shall be in jeopardy or in danger of being forfeited or foreclosed; provided that if Borrowers shall fail so to do, the Bank may, but shall not be required to, pay all such Contested Liens and lien amounts and interest and penalties thereon and such other sums as may be necessary in the judgment of the Bank to obtain the release and discharge of such liens; and any amount expended by the Bank in so doing shall be so much additional Loan bearing interest at the Default Rate until paid, and payable upon demand.

Section 9.      NEGATIVE COVENANTS.

9.1       Debt. Borrowers shall not, either directly or indirectly, create, assume, incur or have outstanding any Debt (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

(a)       the Obligations under this Agreement and the other Loan Documents;

(b)       obligations of Borrower for Taxes, assessments, municipal or other governmental charges; and

(c)       obligations of Borrowers for accounts payable, other than for money borrowed, incurred in the ordinary course of business.

9.2       Encumbrances. Borrowers shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of Borrowers, whether owned at the date hereof or hereafter acquired, except for Permitted Liens.

9.3       Investments. Borrowers shall not, either directly or indirectly, make or have outstanding any Investment, except:

(a)       Cash Equivalent Investments; and

(b)       bank deposits in the ordinary course of business.

provided, however, that any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements.

9.4       Transfer; Merger; Sales. Borrowers shall not, whether in one transaction or a series of related transactions, (a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person.

9.5       Issuance of Capital Securities. Borrowers shall not issue any Capital Securities.

9.6       Distributions. If an Event of Default under Sections 11.1 or 11.7 exists, Borrowers shall not (a) make any distribution or dividend (other than stock dividends), whether in cash or otherwise, to any of its equityholders, (b) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof, (c) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof, except pursuant to the Management Agreement, (d) or set aside funds for any of the foregoing.

9.7       Transactions with Affiliates. Borrowers shall not, directly or indirectly, enter into or permit to exist any transaction with any of its Affiliates or with any director, officer or employee of Borrowers other than transactions in the ordinary course of, and pursuant to the reasonable requirements of, the business of Borrowers and upon fair and reasonable terms which are fully disclosed to the Bank and are no less favorable to Borrowers than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of Borrowers.

9.8       Inconsistent Agreements. Borrowers shall not enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by Borrowers hereunder or by the performance by Borrowers of any of their Obligations hereunder or under any other Loan Document, or (b) prohibit Borrowers from granting to the Bank a Lien on any of its assets.

9.9       Use of Proceeds. Neither Borrower shall use any portion of the proceeds of the Loan, either directly or indirectly, for the purpose of purchasing any securities underwritten by LaSalle Bank Financial Services, Inc. or any other Affiliate of the Bank.

9.10     Intentionally Deleted.

9.11     Business Activities; Change of Legal Status and Organizational Documents. Borrowers shall not (a) engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto, (b) change their names, its Organizational Identification Numbers, if they have one, their type of organization, their jurisdictions of organization or other legal structures, or (b) permit their charters, bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Bank.

9.12     Restrictions on Transfer.

(a)       Borrowers, without the prior written consent of the Bank, shall not effect, suffer or permit any Prohibited Transfer (as defined herein). Any conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest or other encumbrance or alienation (or any agreement to do any of the foregoing) of any of the following properties or interests listed in clauses (i) through (v) below shall constitute a “Prohibited Transfer.” For purposes hereof, a “Prohibited Transfer” shall not include (A) any issuance, sale or transfer of interests in Inland American Real Estate Trust, Inc. or any successor entity resulting from any merger permitted hereunder, (B) the merger of the Inland American Real Estate Trust, Inc. with any of the following entitles: Inland Real Estate Corporation, a Maryland corporation, Inland Real Estate Investment Corporation, a Delaware corporation, Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, any other real estate investment trust sponsored by Inland Real Estate Investment Corporation, or any other entity composed entirely of any of the foregoing; provided, however, (i) Lender shall receive not less than thirty (30) days’ prior written notice of any such proposed merger, (ii) the net worth of the entity surviving such merger shall equal or exceed the net worth of the Inland American Real Estate Trust, Inc. immediately prior to such merger, and (iii) immediately following such merger, the entity surviving the merger shall be publicly traded:

(i)         The Premises or any part thereof or interest therein, excepting only sales or other dispositions of Collateral (“Obsolete Collateral”) no longer useful in connection with the operation of the Premises, provided that prior to the sale or other disposition thereof, such Obsolete Collateral has been replaced by Collateral of at least equal value and utility which is subject to the lien hereof with the same priority as with respect to the Obsolete Collateral and excepting sales or dispositions of collateral permitted under Section 2.6 of the Leases in connection with Alterations (as defined in the Leases);

(ii)        Any shares of capital stock of a corporate Borrowers, a corporation which is a general partner or managing member/manager in a partnership or limited liability company Borrowers, or a corporation which is the owner of substantially all of the capital stock of any corporation described in this subsection (other than the shares of capital stock of a corporate trustee or a corporation whose stock is publicly traded on a national securities exchange or on the National Association of Securities Dealers’ Automated Quotation System);

(iii)       All or any part of the membership interests in a limited liability company Borrower or a limited liability company which is a general partner of a partnership Borrowers;

(iv)      All or any part of the general partner or joint venture interest, as the case may be, of a partnership Borrowers or a partnership which is a manager of a limited liability company Borrowers or the conversion of a partnership Borrowers to a corporation or limited liability company; or

(v)       If there shall be any Change in Control (by way of transfers of stock, partnership or member interests or otherwise) in any partner, member, manager or shareholder, as applicable, which directly or indirectly controls the day to day operations and management of Borrowers or the Guarantor;

in each case whether any such conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest, encumbrance or alienation is effected directly, indirectly (including the nominee agreement), voluntarily or involuntarily, by operation of law or otherwise; provided, however, that the foregoing provisions of this section shall not apply (i) to liens securing the Loan, (ii) to the lien of current taxes and assessments not in default, (iii) to any transfers of the Premises, or part thereof, or interest therein, or any beneficial interests, or shares of stock or partnership or joint venture interests, as the case may be, by or on behalf of an owner thereof who is deceased or declared judicially incompetent, to such owner’s heirs, legatees, devisees, executors, administrators, estate or personal representatives, or (iv) to Leases permitted by the terms of the Loan Documents, if any.

(b)       In determining whether or not to make the Loan, the Bank evaluated the background and experience of Borrowers and their members in owning and operating property such as the Premises, found them acceptable and relied and continues to rely upon same as the means of maintaining the value of the Premises which is the Bank’s security for the Note. Borrowers and their members are well experienced in borrowing money and owning and operating property such as the Premises, were ably represented by a licensed attorney at law in the negotiation and documentation of the Loan and bargained at arm’s length and without duress of any kind for all of the terms and conditions of the Loan, including this provision. Borrowers recognize that the Bank is entitled to keep its loan portfolio at current interest rates by either making new loans at such rates or collecting assumption fees and/or increasing the interest rate on a loan, the security for which is purchased by a party other than the original Borrowers. Borrowers further recognize that any secondary junior financing placed upon the Premises (i) may divert funds which would otherwise be used to pay the Note; (ii) could result in acceleration and foreclosure by any such junior encumbrances which would force the Bank to take measures and incur expenses to protect its security; (iii) would detract from the value of the Premises should the Bank come into possession thereof with the intention of selling same; and (iv) would impair the Bank’s right to accept a deed in lieu of foreclosure, as a foreclosure by the Bank would be necessary to clear the title to the Premises. In accordance with the foregoing and for the purposes of (a) protecting the Bank’s security, both of repayment and of value of the Premises; (b) giving the Bank the full benefit of its bargain and contract with Borrowers; (c) allowing the Bank to raise the interest rate and collect assumption fees; and (d) keeping the Premises free of subordinate financing liens, Borrowers agree that if this section is deemed a restraint on alienation, that it is a reasonable one.

Section 10.    FINANCIAL COVENANTS.

10.1     Debt Service Coverage. As of the end of each fiscal quarter of Borrowers, Borrowers shall maintain a ratio of (a) Net Cash Flow, to (b) Debt Service for such period of not less than 1.15 to 1.00.

Section 11.    EVENTS OF DEFAULT.

Borrowers, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”).

11.1     Nonpayment of Obligations. Any amount due and owing on the Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid within five (5) days of the applicable due date.

11.2     Misrepresentation. Any oral or written warranty, representation, certificate or statement of any Obligor in this Agreement, the other Loan Documents or any other agreement with the Bank shall be false in any material respect when made or at any time thereafter, or if any financial data or any other information now or hereafter furnished to the Bank by or on behalf of any Obligor shall prove to be false, inaccurate or misleading in any material respect.

11.3     Nonperformance. Borrowers fail to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Borrowers under Sections 8.16, 9.2, 9.6 or 9.12 of this Agreement, or Borrowers fail to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to performed or observed by Borrowers under the Note, this Agreement or any of the other Loan Documents; provided, however, that if such failure by its nature can be cured, then so long as the continued operation and safety of the Premises, and the priority, validity and enforceability of the liens created by the Mortgage or any of the other Loan Documents and the value of the Premises are not impaired, threatened or jeopardized, then Borrowers shall have a period (“Cure Period”) of thirty (30) days after Borrowers obtain actual knowledge of such failure or receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period, provided further that if Borrowers commence to cure such failure during the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for thirty (30) additional days, but in no event shall the Cure Period be longer than ninety (90) days in the aggregate.

11.4     Default under Loan Documents. A default under any of the other Loan Documents, all of which covenants, conditions and agreements contained therein are hereby incorporated in this Agreement by express reference, shall be and constitute an Event of Default under this Agreement and any other of the Obligations.

11.5       Default under Other Debt. Any default by any Obligor in the payment of any Debt for any other obligation beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement (including any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity or terminate such other agreement.

11.6       Other Material Obligations. Any default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Obligor with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

11.7       Bankruptcy, Insolvency, etc. Any Obligor becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Obligor applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Obligor or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Obligor or for a substantial part of the property of any thereof and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Obligor, and if such case or proceeding is not commenced by such Obligor, it is consented to or acquiesced in by such Obligor, or remains undismissed for sixty (60) days; or any Obligor takes any action to authorize, or in furtherance of, any of the foregoing.

11.8       Judgments. The entry of any final judgment, decree, levy, attachment, garnishment or other process involving $250,000 or more, or the filing of any Lien against any Obligor which is not fully covered by insurance, and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of the Bank and appealed, (ii) vacated, or (iii) discharged.

11.9       Change in Control or Prohibited Transfer. The occurrence of any Change in Control or Prohibited Transfer.

11.10     Collateral Impairment. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of the Bank and appealed, (ii) vacated, or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of any of the Collateral or any of the collateral under any security agreement securing any of the Obligations, or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of the Bank acting in good faith, to become unsatisfactory as to value or character, or which causes the Bank to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by Borrowers to do any act deemed reasonably necessary by the Bank to preserve and maintain the value and collectability of the Collateral.

11.11     Material Adverse Effect. The occurrence of any development, condition or event which has a Material Adverse Effect on Borrowers.

11.12     Guaranty. There is a discontinuance by the Guarantor of the Guaranty, or the Guarantor shall contest the validity of such Guaranty.

11.13     Lease Default or Termination. A monetary or material non-monetary default occurs under any Lease and is not cured within any cure or grace period, or any Lease terminates.

Section 12.      REMEDIES.

Upon the occurrence of an Event of Default, the Bank shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, the Bank may, at its option upon the occurrence of an Event of Default, declare its commitments to Borrowers be terminated and all Obligations to be immediately due and payable, provided, however, that upon the occurrence of an Event of Default under Section 11.7, all commitments of the Bank to Borrowers shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the Bank. Each Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Bank’s rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of either Borrower, the Guarantor of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing:

12.1       Possession and Assembly of Collateral. The Bank may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which the Bank already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of Borrowers’ premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and the Bank shall have the right to store and conduct a sale of the same in any of Borrowers’ premises without cost to the Bank. At the Bank’s request, Borrowers will, at Borrowers’ sole expense, assemble the Collateral and make it available to the Bank at a place or places to be designated by the Bank which is reasonably convenient to the Bank and Borrowers.

12.2       Sale of Collateral. Except with respect to Collateral that is subject to Mortgages, which shall govern disposition of such Collateral, the Bank may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Bank may deem proper, and the

Bank may purchase any or all of the Collateral at any such sale. Borrowers acknowledge that the Bank may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. Borrowers consent to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. The Bank shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Bank may apply the net proceeds, after deducting all costs, expenses, attorneys’ and paralegals’ fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Note and/or any of the other Obligations, returning the excess proceeds, if any, to Borrowers. Borrowers shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Bank at least ten (10) calendar days before the date of such disposition. Each Borrower hereby confirms, approves and ratifies all acts and deeds of the Bank relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against the Bank or its representatives, by reason of taking, selling or collecting any portion of the Collateral. Borrowers consent to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as the Bank shall deem appropriate. Borrowers expressly absolve the Bank from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement.

12.3       Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Bank to exercise remedies in a commercially reasonable manner, Borrowers acknowledge and agree that it is not commercially unreasonable for the Bank (a) to fail to incur expenses reasonably deemed significant by the Bank to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Borrowers, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including any warranties of title, (k) to purchase insurance or credit enhancements to insure the Bank against risks of loss, collection or disposition of Collateral or to provide to the Bank a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Bank, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Bank in the collection or disposition of any of the Collateral.

Borrowers acknowledge that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Bank would not be commercially unreasonable in the Bank’s exercise of remedies against the Collateral and that other actions or omissions by the Bank shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to Borrowers or to impose any duties on the Bank that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

12.4       UCC and Offset Rights. The Bank may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Obligor and the Bank, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys’ and paralegals’ fees, and in such order of application as the Bank may, from time to time, elect, any indebtedness of the Bank to any Obligor, however created or arising, including balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to the Bank. Borrower, on behalf of themselves and each Obligor, hereby waives the benefit of any law that would otherwise restrict or limit the Bank in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Bank to any Obligor.

12.5       Additional Remedies. The Bank shall have the right and power to:

(a)     instruct Borrowers, at their own expense, to notify any parties obligated on any of the Collateral to make payment directly to the Bank of any amounts due or to become due thereunder, or the Bank may directly notify such obligors of the security interest of the Bank, and/or of the assignment to the Bank of the Collateral and direct such obligors to make payment to the Bank of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b)    enforce collection of any of the Collateral, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c)     take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d)    extend, renew or modify for one or more periods (whether or not longer than the original period) the Note, any other of the Obligations, any obligation of any nature of any other obligor with respect to the Note or any of the Obligations;

(e)     grant releases, compromises or indulgences with respect to the Note, any of the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Note or any of the Obligations;

(f)     make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of the Bank as set forth herein shall not, in any manner whatsoever, impair or affect the liability of Borrowers hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Bank’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, Borrowers, Guarantor or other Person liable to the Bank for the Obligations; and

(g)    at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or the Bank’s rights hereunder, under the Note or under any of the other Obligations.

Borrowers hereby ratify and confirm whatever the Bank may do with respect to the Collateral and agrees that the Bank shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

12.6       Attorney-in-Fact. Each Borrower hereby irrevocably makes, constitutes and appoints the Bank (and any officer of the Bank or any Person designated by the Bank for that purpose), from and after the occurrence of, and during the continuance of an Event of Default, as such Borrower’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in such Borrower’s name, place and stead, with full power of substitution, to execute such financing statements and other documents and to do such other acts as the Bank may require to perfect and preserve the Bank’s security interest in the Collateral. Each Borrower hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. Each Borrower hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.

12.7       No Marshaling. The Bank shall not be required to marshal any present or future collateral security (including this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, Borrowers hereby agree that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Bank’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Borrowers hereby irrevocably waive the benefits of all such laws.

12.8       Application of Proceeds. The Bank will within three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. The Bank shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon Borrowers. Any proceeds of any disposition by the Bank of all or any part of the Collateral may be first applied by the Bank to the payment of expenses incurred by the Bank in connection with the Collateral, including attorneys’ fees and legal expenses as provided for in Section 13 hereof.

12.9       No Waiver. No Event of Default shall be waived by the Bank except in writing. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Bank to exercise any remedy available to the Bank in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. Borrowers agree that in the event that Borrowers fail to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any other agreements with the Bank, no remedy of law will provide adequate relief to the Bank, and further agrees that the Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

12.10     Multiple Mortgages. Borrowers acknowledge that the Mortgages, Assignment of Rents and other Loan Documents create liens on collateral located in multiple counties and states. Borrowers agree that the Bank may proceed, at the same time or at different times, to foreclose any or all liens against such collateral (or sell such collateral under power of sale) by any proceeds appropriate in the county and state where such collateral lies, and that no event of enforcement taking place in any county or sate where such collateral lies, and that no event of enforcement taking place in any county or state pursuant to any of the mortgages or other Loan Documents shall preclude or bar enforcement in any other county or state. Any foreclosure or other appropriate remedy brought in any county or state in which collateral is located may be brought and prosecuted as to any part of such Collateral without regard to the fact that foreclosure proceedings or other appropriate remedies have or have not been instituted elsewhere on any other part of the Collateral for the Loan.

Section 13.      MISCELLANEOUS.

13.1       Obligations Absolute. None of the following shall affect the Obligations of Borrowers to the Bank under this Agreement or the Bank’s rights with respect to the Collateral:

(a)     acceptance or retention by the Bank of other property or any interest in property as security for the Obligations;

(b)    release by the Bank of any Borrower, the Guarantor all or any part of the Collateral or of any party liable with respect to the Obligations;

(c)     release, extension, renewal, modification or substitution by the Bank of the Note or the compromise of the liability of the Guarantor of the Obligations; or

(d)    failure of the Bank to resort to any other security or to pursue either Borrower or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

13.2       Entire Agreement. This Agreement and the other Loan Documents (i) are valid, binding and enforceable against Borrowers and the Bank in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of Borrowers and the Bank. No promises, either expressed or implied, exist between Borrowers and the Bank, unless contained herein or therein. This Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents are the result of negotiations among the Bank, Borrowers and the other parties thereto, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed more strictly against the Bank merely because of the Bank’s involvement in their preparation.

13.3       Amendments; Waivers. No delay on the part of the Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Bank, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13.4       WAIVER OF DEFENSES. EACH BORROWER WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH SUCH BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE BANK IN ENFORCING THIS AGREEMENT. PROVIDED THE BANK ACTS IN GOOD FAITH, EACH BORROWER RATIFIES AND CONFIRMS WHATEVER THE BANK MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWERS.

13.5       FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN THE MORTGAGES), SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE BANK FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH BORROWER

FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.6       WAIVER OF JURY TRIAL. THE BANK AND EACH BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BANK AND BORROWERS ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWERS.

13.7       Assignabilitv. The Bank may at any time assign the Bank’s rights in this Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer the Bank’s rights in any or all of the Collateral, and the Bank thereafter shall be relieved from all liability with respect to such Collateral. In addition, the Bank may at any time sell one or more participations in the Loan. Borrowers may not sell or assign this Agreement, or any other agreement with the Bank or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Bank. This Agreement shall be binding upon the Bank and Borrowers and their respective legal representatives and successors. All references herein to Borrowers shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term “Borrower” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

13.8       Confirmations. Borrowers and the Bank agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loan then outstanding under the Note.

13.9       Confidentiality. The Bank agrees to use commercially reasonable efforts (equivalent to the efforts the Bank applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to it by Borrowers, including all information designated as confidential, except that the Bank may disclose such information (a) to Persons employed or engaged by the Bank in evaluating, approving, structuring or administering the Loan; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 13.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by the Bank to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Bank’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Bank is a party; (f) to any nationally recognized rating agency that requires access to information about the Bank’s investment portfolio in connection with ratings issued with respect to the Bank; (g) to any Affiliate of the Bank who may provide banking products to Borrowers, or (h) that ceases to be confidential through no fault of the Bank.

13.10     Binding Effect. This Agreement shall become effective upon execution by Borrowers and the Bank. If this Agreement is not dated or contains any blanks when executed by Borrowers, the Bank is hereby authorized, without notice to Borrowers, to date this Agreement as of the date when it was executed by Borrowers, and to complete any such blanks according to the terms upon which this Agreement is executed.

13.11     Governing Law. This Agreement, the Loan Documents and the Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Illinois (but giving effect to federal laws applicable to national banks) applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

13.12     Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

13.13     Survival of Borrower Representations. All covenants, agreements, representations and warranties made by Borrowers herein shall, notwithstanding any investigation by the Bank, be deemed material and relied upon by the Bank and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Note, and shall be deemed to be continuing representations and warranties until such time as Borrowers have fulfilled all of their Obligations to the Bank, and the Bank has been indefeasibly paid in full in cash. The Bank, in extending financial accommodations to Borrowers, is expressly acting and relying on the aforesaid representations and warranties.

13.14     Extensions of Bank’s Commitment. This Agreement shall secure and govern the terms of (i) any extensions or renewals of the Bank’s commitment hereunder, and (ii) any replacement note executed by Borrowers and accepted by the Bank in its sole and absolute discretion in substitution for the Note.

13.15     Time of Essence. Time is of the essence in making payments of all amounts due the Bank under this Agreement and in the performance and observance by Borrowers of each covenant, agreement, provision and term of this Agreement.

13.16     Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Bank shall deemed to be originals thereof.

13.17     Notices. Except as otherwise provided herein, Borrowers waive all notices and demands in connection with the enforcement of the Bank’s rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing and addressed as follows:

To Borrowers:	Inland American ST Portfolio, L.L.C.
Inland American ST Florida Portfolio, L.L.C.
c/o Inland American Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
Attention: Chief Financial Officer

With a copy to:	Inland American Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
Attention: General Counsel

To the the Bank:	LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603
Attention: National Institutional Real Estate (REIT 1 Division)

With a copy to:	LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603
Attention: Group Head, Commercial Real Estate

And to	LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603
Attention: Manager, Real Estate Administration

With copy to:	Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Attention: Marcia W. Sullivan, Esq.

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. All notices addressed as above shall be deemed to have been properly given (i) if served in person, upon acceptance or refusal of delivery; (ii) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third (3rd) day following the day such notice is deposited in any post office station or letter box; or (iii) if sent by recognized overnight courier, on the first (1st) day following the day such notice is delivered to such carrier. No notice to or demand on Borrowers in any case shall entitle Borrowers to any other or further notice or demand in similar or other circumstances.

13.18     Release of Claims Against Bank. In consideration of the Bank making the Loan, Borrowers and all other Obligors do each hereby release and discharge the Bank of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which any Obligor may have against the Bank from the date of their respective first contact with the Bank until the date of this Agreement, including any claim arising from any reports (environmental reports, surveys, appraisals, etc.) prepared by any parties hired or recommended by the Bank. Borrowers and all other Obligors confirm to Bank that they have reviewed the effect of this release with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to execution of this Agreement and the Loan Documents and do each acknowledge and agree that the Bank is relying upon this release in extending the Loan to Borrowers.

13.19     Costs, Fees and Expenses. Borrowers shall pay or reimburse the Bank for all reasonable costs, fees and expenses incurred by the Bank or for which the Bank becomes obligated in connection with the negotiation, preparation, consummation, collection of the Obligations or enforcement of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), or during any workout, restructuring or negotiations in respect thereof, including reasonable consultants’ fees and attorneys’ fees and time charges of counsel to the Bank, which shall also include attorneys’ fees and time charges of attorneys who may be employees of the Bank or any Affiliate of the Bank, plus costs and expenses of such attorneys or of the Bank; search fees, costs and expenses; and all taxes payable in connection with this Agreement or the other Loan Documents, whether or not the transaction contemplated hereby shall be consummated. In furtherance of the foregoing, Borrowers shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Agreement, the Note and the other Loan Documents to be delivered hereunder, and agrees to save and hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by Borrowers to the Bank pursuant to this Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by Borrowers to the Bank on demand. If at any time or times hereafter the Bank: (a) employs counsel for advice or other representation (i) with respect to this Agreement or the other Loan Documents, (ii) to represent the Bank in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by the Bank, Borrowers, or any other Person) in any way or respect relating to this Agreement, the other Loan Documents or Borrowers’ business or affairs, or (iii) to enforce any rights of the Bank against Borrowers or any other Person that may be obligated to the Bank by virtue of this Agreement or the other Loan Documents; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of the Bank’s rights or remedies under the Agreement or the other Loan Documents, the costs and expenses incurred by the Bank in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by Borrowers to the Bank on demand.

13.20     Indemnification. Each Borrower agrees to defend (with counsel satisfactory to the Bank), protect, indemnify, exonerate and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of any Indemnified Party), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including securities laws, environmental laws, commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including the making or issuance and management of the Loan, the use or intended use of the proceeds of the Loan, the enforcement of the Bank’s rights and remedies under this Agreement, the Loan Documents, the Note, any other instruments and documents delivered hereunder, or under any other agreement between Borrowers and the Bank; provided, however, that Borrowers shall not have any obligations hereunder to any Indemnified Party with respect to matters determined by a court of competent jurisdiction by final and nonappealable judgment to have been caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrowers shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by Borrowers, shall be added to the Obligations of Borrowers and be secured by the Collateral. The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

13.21     Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Obligor or the transfer to the Bank of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Bank is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Bank is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Bank, the Obligations shall automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

13.22     Customer Identification - USA Patriot Act Notice. The Bank hereby notifies Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Bank’s policies and practices, the Bank is required to obtain, verify and record certain information and documentation that identifies Borrowers, which information includes the name and address of Borrowers and such other information that will allow the Bank to identify Borrowers in accordance with the Act.

13.23     Joint and Several Obligation. All obligations of Borrowers under this Agreement, the Note and the other Loan Documents to which Borrowers are a party are joint and several.

IN WITNESS WHEREOF, Borrowers and the Bank have executed this Loan and Security Agreement as of the date first above written.

INLAND AMERICAN ST PORTFOLIO, L.L.C., a Delaware limited liability company

By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Mary J. Pechous
		Name:	Mary J. Pechous
		Title:	Assistant Secretary

INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C., a Delaware limited liability company

By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Mary J. Pechous
		Name:	Mary J. Pechous
		Title:	Assistant Secretary

Agreed and accepted:

LASALLE BANK NATIONAL ASSOCIATION, a national banking association

By:
Name:
Title:

IN WITNESS WHEREOF, Borrowers and the Bank have executed this Loan and Security Agreement as of the date first above written.

INLAND AMERICAN ST PORTFOLIO, L.L.C., a Delaware limited liability company

By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

By:
Name:
Title:

INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C., a Delaware limited liability company

By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

By:
Name:
Title:

Agreed and accepted:

LASALLE BANK NATIONAL ASSOCIATION, a national banking association

By:	/s/ Michael Glandt
Name:	MICHAEL GLANDT
Title:	OFFICER

AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of December 14, 2007, by and among INLAND AMERICAN ST PORTFOLIO, L.L.C., a Delaware limited liability company (“Inland ST”) and INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C., a Delaware limited liability company (“Inland FL”; Inland ST and Inland FL are each a “Borrower” and together the “Borrowers”), which have their chief executive office located at 2901 Butterfield Road, Oakbrook, Illinois 60523, and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”), whose address is 135 South La Salle Street, Chicago, Illinois 60603. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan and Security Agreement (as hereinafter defined).

WITNESSETH:

WHEREAS, Borrowers and the Bank are parties to that certain Loan and Security Agreement dated as of December 10, 2007 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, including pursuant to the terms of this Amendment, the “Loan and Security Agreement”), pursuant to which the Bank agreed to make certain loans and other financial accommodations to or for the account of Borrowers; and

WHEREAS, Borrowers have requested that the Bank amend the Loan and Security Agreement; and

WHEREAS, the Bank has agreed to amend the Loan and Security Agreement, on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the respective parties hereto hereby agree as follows:

1.        Amendment to Loan and Security Agreement. The Loan and Security Agreement is hereby amended as follows:

1.1      Paragraph (v) in the definition of “Special Purpose Entity” set forth in Section 1.1 of the Loan and Security Agreement is hereby deleted and replaced in its entirety with the following (of which, item (iii) represents an new exception):

(v)       has and will have no Debt (including loans (whether or not such loans are evidenced by a written agreement) between Borrowers and any Affiliates of Borrowers and relating to the management of funds in the custodial account maintained by the Manager) other than (i) the Loan, (ii)

liabilities incurred in the ordinary course of business relating to the ownership and operation of the Premises and the routine administration of Borrowers, which liabilities are not more than sixty (60) days past the date incurred (unless disputed in accordance with applicable law), are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, (iii) any swap or hedging agreements entered into by Borrowers with the Bank, and (iv) such other liabilities that are permitted pursuant to this Agreement;

1.2      The following shall be added to the Loan and Security Agreement as a new Section 11.14:

11.14    Default under Hedging Agreements. Any default by Borrowers in the payment of any amounts owed under any swap or hedging agreements entered into by Borrowers or in the performance or observation of, any material obligation of, or condition agreed to by, Borrowers thereunder, beyond any period of grace provided with respect thereto.

2.        Reference to and Effect on the Loan and Security Agreement and the Other Loan Documents.

2.1      Upon the effectiveness of this Amendment, each reference in the Loan and Security Agreement to “this Agreement”, “hereunder”, “hereof, “herein” or words of like import, and each reference in each of the other Loan Documents to the “Loan and Security Agreement” shall in each case mean and be a reference to the Loan and Security Agreement as amended hereby.

2.2      Except as expressly set forth herein, (a) the execution and delivery of this Amendment shall in no way affect any of the respective rights, powers or remedies of the Bank with respect to any Default or Event of Default nor constitute a waiver, amendment or other modification of any term or provision of the Loan and Security Agreement or any of the other Loan Documents, and (b) all of the respective terms and provisions of the Loan and Security Agreement, the other Loan Documents and all other documents, instruments, amendments and agreements executed and/or delivered by any Borrower pursuant thereto or in connection therewith shall remain in full force and effect and are hereby ratified, confirmed and reaffirmed in all respects. The execution and delivery of this Amendment by the Bank shall in no way obligate the Bank, at any time hereafter, to consent to any other amendment or modification of any term or provision of the Loan and Security Agreement or any of the other Loan Documents, whether of a similar or different nature.

3.        Reaffirmation, Etc.. Each Borrower, in its respective capacities under each of the Loan Documents to which it is a party (including the capacities of obligor, grantor, mortgagor, pledgor, guarantor, indemnitor and assignor, as applicable, and each other similar capacity, if any, in which such Borrower has granted Liens on all or any part of the properties or assets of such Borrower, or otherwise acts as an accommodation party, guarantor, indemnitor or surety with respect to all or any part of the Obligations),

2

hereby: (a) except as otherwise expressly set forth herein, agrees that the terms and provisions hereof shall not affect in any way any payment, performance, observance or other obligations or liabilities of such Borrower under the Loan and Security Agreement or any of the other Loan Documents, all of which obligations and liabilities shall remain in full force and effect and extend to the loans, extensions of credit and other Obligations provided for thereunder, and each of which obligations and liabilities are hereby ratified, confirmed and reaffirmed in all respects; and (b) to the extent such Borrower has granted Liens on any of its properties or assets pursuant to any of the Loan Documents to secure the prompt and complete payment, performance and/or observance of all or any part of the Obligations, acknowledges, ratifies, confirms and reaffirms such grant of Liens, and acknowledges and agrees that all of such Liens are intended and shall be deemed and construed to secure to the fullest extent set forth therein all now existing and hereafter arising Obligations.

4.        JURY TRIAL. EACH BORROWER AND THE BANK HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AMENDMENT OR ANY TRANSACTIONS RELATED HERETO.

5.        GOVERNING LAW. THE RIGHTS AND DUTIES OF EACH BORROWER AND THE BANK UNDER THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

6.        Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

7.        Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.        Counterparts. This Amendment may be executed or otherwise authenticated in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed or otherwise authenticated and delivered shall be an original, but all of which shall together constitute one and the same instrument. Any such counterpart which may be delivered by facsimile, email or similar electronic transmission shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this Amendment.

Remainder of Page Intentionally Left Blank
- Signature Pages Follow –

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first set forth above.

BORROWER:

INLAND AMERICAN ST PORTFOLIO, L.L.C., a Delaware limited liability company

By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Marcia L. Grant
		Name:	Marcia L. Grant
		Title:	Assistant Secretary

INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C., a Delaware limited liability company

By:	Inland American Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Marcia L. Grant
		Name:	Marcia L. Grant
		Title:	Assistant Secretary

BANK:

LASALLE BANK NATIONAL ASSOCIATION, a national banking association

By:	/s/ Michael Glandt
Name:	MICHAEL GLANDT
Title:	OFFICER

Joinder

The undersigned, Guarantor of the indebtedness and obligations under the Loan and Security Agreement pursuant to that certain Guaranty, hereby (i) acknowledges and approves all of the provisions of this Amendment, and (ii) ratifies and affirms that the Guaranty is in full force and effect following the execution and delivery of this Amendment in accordance with its terms and that Guarantor remains bound thereby.

INLAND AMERICAN REAL ESTATE TRUST, INC., a Maryland corporation

By:	/s/ Marcia L. Grant
Name:	Marcia L. Grant
Title:	Assistant Secretary